Exhibit 10.20

CSG Systems International, Inc.

4.25% Senior Convertible Notes due 2036

PURCHASE AGREEMENT

March 9, 2016

Stifel, Nicolaus & Company, Incorporated

787 Seventh Avenue

11th Floor

New York, NY 10019

RBC Capital Markets, LLC

Three World Financial Center

200 Vesey Street

10th Floor

New York, NY 10281

As Representatives of the

several Initial Purchasers listed

in Schedule 1 hereto

Ladies and Gentlemen:

CSG Systems International, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representatives (the “Representatives”), $200,000,000 principal amount of its 4.25% Senior Convertible Notes due 2036 (the “Firm Securities”) and, at the option of the Initial Purchasers, up to an additional $30,000,000 principal amount of its 4.25% Senior Convertible Notes due 2036 (the “Option Securities”) solely to cover over-allotments, if any, if and to the extent that the Initial Purchasers shall have determined to exercise the option to purchase such 4.25% Senior Convertible Notes due 2036 granted to the Initial Purchasers solely to cover over-allotments, if any, in Section 2 hereof.  The Firm Securities and the Option Securities are herein referred to as the “Securities”.  The Securities will be convertible into cash, shares (the “Underlying Securities”) of common stock of the Company, par value $0.01 per share (the “Common Stock”) or a combination of cash and Underlying Securities at the Company’s election.  The Securities will be issued pursuant to an Indenture to be dated as of the date of initial issuance of the Securities (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

The Company hereby confirms its agreement with the several Initial Purchasers concerning the purchase and sale of the Securities, as follows:

1.The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom.  The Company has prepared a preliminary offering memorandum dated March 8, 2016 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company and the Securities.  Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this purchase agreement (the “Agreement”).  The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and initial resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement.  References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein and any reference to “amend,” “amendment” or “supplement” with respect to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to refer to and include any documents filed after such date and incorporated by reference therein.

At or prior to the time when sales of the Securities were first made, which is 5:52 P.M. on the date hereof (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”):  the Preliminary Offering Memorandum, as supplemented and amended immediately prior to the Time of Sale and by the written communications listed on Annex A hereto.

2.Purchase and Resale of the Securities by the Initial Purchasers.  (a) The Company agrees to issue and sell the Firm Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Firm Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 97.25% of the principal amount thereof (the “Purchase Price”) plus accrued interest, if any, from March 15, 2016 to the Closing Date (as defined below).

In addition, the Company agrees to issue and sell the Option Securities to the several Initial Purchasers as provided in this Agreement solely to cover over-allotments, if any, and the Initial Purchasers, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Securities at the Purchase Price plus accrued interest, if any, from March 15, 2016 to the date of payment and delivery solely to cover over-allotments, if any.

If any Option Securities are to be purchased, the principal amount of Option Securities to be purchased by each Initial Purchaser shall be the principal amount of Option Securities which bears the same ratio to the aggregate principal amount of Option Securities being purchased as the principal amount of Firm Securities set forth opposite the name of such Initial Purchaser in Schedule 1 hereto (or such amount increased as set forth in Section 10 hereof) bears to the aggregate principal amount of Firm Securities being purchased from the Company by the several Initial Purchasers, subject, however, to such adjustments to eliminate Securities in denominations other than $1,000 as the Representatives in their sole discretion shall make.

The Initial Purchasers may exercise the over-allotment option to purchase the Option Securities at any one time in whole or in part on or before the thirtieth day following the date of this Agreement, by written notice from the Representatives to the Company.  Such notice shall set forth the aggregate principal amount of Option Securities as to which the over-allotment option is being exercised and the date and time when the Option Securities are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof).  Any such notice shall be given at least two business days prior to the date and time of delivery specified therein unless the Company and the Representatives shall agree otherwise.

The Initial Purchasers, severally and not jointly, agree to reimburse the Company in the amount of $1,650,000, less certain syndicate expenses (The “Firm Expenses”) in respect of its documented out-of-pocket expenses in connection with the offer and sale of the Firm Securities. To the extent any Option Securities are purchased by the Initial Purchasers pursuant to this Section 2(a), the foregoing expense reimbursement to the Company from the several Initial Purchasers will be increased proportionately. As used in the preceding sentence, “proportionate” refers to the ratio that the aggregate principal amount of Option Securities to be purchased by the several Initial Purchasers bears to the aggregate principal amount of Firm Securities to be purchased by the several Initial Purchasers.

(b) The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information.  Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”);

(ii)it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and

(iii)it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer to sell, the Securities as part of their initial offering except to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A.

(c)Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 6(f)

and 6(g), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above, and each Initial Purchaser hereby consents to such reliance.

(d)The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

(e)Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Firm Securities, at the offices of Davis Polk & Wardwell LLP at 10:00 A.M., New York City time, on March 15, 2016, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Securities, on the date and at the time and place specified by the Representatives in the written notice of the Initial Purchasers’ election to purchase such Option Securities.  The time and date of such payment for the Firm Securities is referred to herein as the “Closing Date” and the time and date for such payment for the Option Securities, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

(f)Payment for the Securities to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the nominee of DTC, for the respective accounts of the several Initial Purchasers of the Securities to be purchased on such date of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company.  The Global Note will be made available for inspection (including in electronic form) by the Representatives at the office of Davis Polk & Wardwell LLP set forth above not later than 5:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(g)The Company acknowledges and agrees that each Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering and of the Securities) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, neither the Representatives nor any other Initial Purchaser is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any other Initial Purchasers shall have any responsibility or liability to the Company with respect thereto. Any review by any Representative or any Initial Purchaser of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Initial Purchasers and shall not be on behalf of the Company or any other person.

3.Representations and Warranties of the Company.  The Company represents and warrants to each Initial Purchaser that:

(a)Preliminary Offering Memorandum.  The Preliminary Offering Memorandum, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in any Preliminary Offering Memorandum, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof.

(b)Time of Sale Information.  The Time of Sale Information, at the Time of Sale, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in such Time of Sale Information, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof.

(c)Additional Written Communications.  Other than the Preliminary Offering Memorandum and the Offering Memorandum, the Company (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to (x) any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below), an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (iv) each electronic road show and any other written communications, in each case prepared and used in accordance with Section 4(c).  Each such Issuer Written Communication does not conflict with the information contained in the Time of Sale Information, and when taken together with the Time of Sale Information, did not at the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in such Issuer Written Communication, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof.

(d)Offering Memorandum.  As of the date of the Offering Memorandum and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Offering Memorandum does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in the Offering Memorandum, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof.

(e)Incorporated Documents.  The documents incorporated by reference in the Time of Sale Information or the Offering Memorandum, when filed with the Securities and Exchange Commission (the “Commission”), (i) conformed or will conform, as the case may be, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) and (ii) such documents did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)Financial Statements.  The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Time of Sale Information and the Offering Memorandum present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; and the other financial information included or incorporated by reference in the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby.

(g)No Material Adverse Change.  Since the date as of the most recent financial statements of the Company included or incorporated by reference in the Time of Sale Information and the Offering Memorandum, there has been no material adverse change or development involving a prospective material adverse change in the business, general affairs, management, financial condition, results of operations, stockholders’

equity or cash flow of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Change”).  Neither the Company nor any of its Significant Subsidiaries has sustained, since the date of the latest audited financial statements included in the Time of Sale Information and the Offering Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Information and the Offering Memorandum; and, since such date, there has not been any change in the capital stock (other than (i) issuances pursuant to the Company’s equity incentive plans, (ii) repurchases pursuant to the Company’s share repurchase plans, or (iii) pursuant to securities outstanding on the date hereof and disclosed in the Time of Sale Information) or long-term debt of the Company (other than repurchases of the Company’s 3.00% Senior Subordinated Convertible Notes due 2017 (the “2017 Notes”)) or any of its Significant Subsidiaries or any Material Adverse Change, or any development involving a prospective Material Adverse Change, otherwise than as set forth or contemplated in the Time of Sale Information and the Offering Memorandum.

(h)Material Transactions.  Since the date as of which information is given in the Time of Sale Information and the Offering Memorandum through the date hereof, and except as may otherwise be disclosed in the Time of Sale Information and the Offering Memorandum, the Company has not (i) issued any securities (other than any issuance of Common Stock upon conversion of the 2017 Notes), (ii) incurred any liability or obligation, direct or contingent that is material to the Company and its Significant Subsidiaries, taken as a whole, other than liabilities and obligations which were incurred in the ordinary course of business (other than repurchases of the 2017 Notes or any Common Stock pursuant to the Company’s share repurchase plans), (iii) entered into any transaction that is material to the Company and its Significant Subsidiaries, taken as a whole, except transactions in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

(i)Organization and Good Standing.  The Company and each of its Significant Subsidiaries (as defined below) have been duly incorporated or organized and are validly existing as corporations or companies limited by shares, as the case may be, in good standing under the laws of their respective jurisdictions of incorporation or organization, are duly qualified to do business and are in good standing as foreign corporations (to the extent that such concepts of qualification or good standing are applicable in such jurisdiction) in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification (except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the business, general affairs, management, financial condition, results of operations, stockholders’ equity or cash flow of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”)), and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged. The subsidiaries listed in Schedule 2 to this Agreement are the only “significant subsidiaries” of the Company, as such term is defined in Rule 405 of the rules and regulations promulgated under the Securities Act, of the Company (the “Significant Subsidiaries”). All of the issued and outstanding shares of capital stock of the Significant Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued and outstanding shares of capital stock or other equity interests of the Significant Subsidiaries owned by the Company, directly or indirectly, are owned free and clear of any liens (other than (i) liens under the Company’s Second Amended and Restated Credit Agreement dated as of February 3, 2015 (as such agreement may be amended from time to time, the “Credit Facility”) and (ii) those that would not have a Material Adverse Effect).

(j)Capitalization.  The Company has an authorized capitalization as set forth in the Time of Sale Information and the Offering Memorandum under the heading “Capitalization”, and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid, non-assessable and not subject to any pre-emptive rights and conform in all material respects to the description thereof contained in the Time of Sale Information and the Offering Memorandum; and except as described in or expressly contemplated by the Time of Sale Information and the Offering Memorandum, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its Significant Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such Significant Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.

(k)Due Authorization.  The Company has all necessary corporate  right, power and authority to issue the Securities, to execute and deliver this Agreement, the Indenture, and the Securities (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated thereby or by the Time of Sale Information and the Offering Memorandum has been duly and validly taken.

(l)Indenture.  The Indenture has been duly authorized by the Company; on the Closing Date, the Indenture will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of the Indenture by the Trustee, will constitute a legally valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability; and the Indenture will conform in all material respects to the description thereof contained in the Time of Sale Information and the Offering Memorandum under the heading “Description of the Notes.”

(m)Securities.  The Securities have been duly authorized by the Company; when the Securities are duly executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to this Agreement on the Closing Date or Additional Closing Date, as the case may be, such

Securities will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability; and on the Closing Date, the Securities will conform in all material respects to the description thereof contained in the Offering Memorandum under the heading “Description of the Notes”.

(n)The Underlying Securities.  Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into cash, shares of the Underlying Securities or a combination of cash and Underlying Securities, at the Company’s election, in accordance with the terms of the Securities; the Underlying Securities reserved for issuance upon conversion of the Securities (assuming full physical settlement of the Securities upon conversion and the maximum conversion rate under any “make-whole” adjustment applies (the “Conversion Shares”)) have been duly authorized and reserved and, when and to the extent issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of any Underlying Securities will not be subject to any preemptive or similar rights.

(o)Purchase Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and conforms in all material respects to the description thereof contained in the Time of Sale Information and the Offering Memorandum under the heading “Plan of Distribution”.

(p)No Violation or Default.  Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or by-laws or similar organizational documents.  Neither the Company nor any of its subsidiaries is (i) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (ii) in violation of any law, ordinance, governmental rule, regulation or court judgment or decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except, in the case of clauses (i) and (ii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(q)No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated thereby (including, without limitation, the issuance and sale of the Securities and the issuance of Underlying Securities upon the conversion thereof) (A) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound or to which any of the property or assets of the Company or any Significant Subsidiary is subject, (B) nor will such actions result in any violation of (i) the provisions of the charter or by-laws of the Company or any Significant Subsidiary or (ii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any Significant Subsidiary or any of their properties or assets, except for, in the case of (A) and (B)(ii), any conflict, breach, default or violation that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of any of the Transaction Documents by the Company and the consummation of the transactions contemplated thereby, except (i) such as may have previously been made or obtained, (ii) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities by the Initial Purchasers, and (iii) such consents, approvals, authorizations, orders, registrations or filing that the failure to obtain or make would not have a Material Adverse Effect or have a material adverse effect on the ability of the Company to perform its obligations under the Indenture or the Securities or to consummate the transactions contemplated hereby or thereby.

(r)Legal Proceedings.  Except as described in the Time of Sale Information and the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or its Significant Subsidiary is a party or to which any property or assets of the Company or its Significant Subsidiary is the subject which, if determined adversely to the Company or its Significant Subsidiary, would have a Material Adverse Effect; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(s)Independent Accountants.  KPMG LLP, who have audited certain financial statements of the Company, whose report is incorporated by reference in the Time of Sale Information and the Offering Memorandum and who have delivered the comfort letter referred to in Section 6(e) hereof, are independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act and the rules and regulations promulgated thereunder.

(t)Title to Real and Personal Property.  The Company and its Significant Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects (other than any liens and encumbrances under the Credit Facility), except (i) such as are described in the Time of Sale Information and the Offering Memorandum, (ii) such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Significant Subsidiaries, or (iii) except where the failure to have such good and marketable title would not singly or in the aggregate have a Material Adverse Effect; and all real property and buildings held under lease by the Company and its Significant Subsidiaries are held by them, under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and any of its Significant Subsidiaries, in each case, except as discussed in the Time of Sale Information and the Offering Memorandum.

(u)Intellectual Property and Licenses. Except as specifically set forth in the Time of Sale Information and the Offering Memorandum:  (i) the Company and its Significant Subsidiaries own, possess, or, to the Company’s knowledge, can acquire on reasonable terms adequate rights to use, all patents, trademarks, service marks, trade secrets, trade names, trademark registrations, service mark registrations, copyrights, licenses and other intellectual property and proprietary systems or procedures (including all goodwill associated with, and all registrations and applications for registration of, any of the foregoing) (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, except where any such failure to own, possess or have the ability to acquire would not, individually or in the aggregate, have a Material Adverse Effect; (ii) such Intellectual Property is valid, subsisting, unexpired, enforceable, and has not been abandoned, except as would not have a Material Adverse Effect; (iii) (A) to the Company’s knowledge, the conduct of the Company’s and its Significant Subsidiary’s respective businesses are not infringing, misappropriating or violating any Intellectual Property rights held by any other person, and (B) none of the Company or any of its Significant Subsidiaries have received any notice of any claim of any such infringement, misappropriation or conflict with any such rights of others in connection with its Intellectual Property, except, in each case, as could not reasonably be expected to result in a Material Adverse Effect; (iv) except in each case as would not have a Material Adverse Effect, all Intellectual Property owned by the Company is, to the knowledge of the Company, valid and enforceable, is solely owned by the Company, and is owned free and clear of all liens, encumbrances, defects and other restrictions, other than any liens or encumbrances under the Credit Facility; and (v) there are no actions, suits, judicial or other proceedings pending, or threatened, against the Company or any of its Significant Subsidiaries, that relate to the validity, enforceability, ownership or use of any Intellectual Property or proprietary information which, if determined adversely to the Company or any of its Significant Subsidiaries, could reasonably be expected to result in a Material Adverse Effect.

(v)Investment Company Act.  The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Information and the Offering Memorandum will not be, required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(w)Taxes.  The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof or has requested extensions thereof, except where the failure to file such tax returns would not have a Material Adverse Effect, and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or its Significant Subsidiaries except deficiencies which are currently being contested in good faith or which have not had a Material Adverse Effect (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or its Significant Subsidiaries, would have a Material Adverse Effect).

(x)No Labor Disputes.  No labor disturbance by the employees of the Company or its Significant Subsidiaries exists or, to the knowledge of the Company, is imminent which would have a Material Adverse Effect.

(y)Hazardous Substances.  There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; and the terms “toxic wastes,” “medical wastes,” “hazardous wastes” and “hazardous substances” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(z)Insurance.  The Company and its Significant Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

(aa)Disclosure Controls.  The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(bb)Accounting Controls.  The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and (E) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Information and the Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(cc)eXtensible Business Reporting Language.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Information and the Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(dd)No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.

(ee)Compliance with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ff)No Conflicts with Sanctions Laws.  Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any agent, affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority

(collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject  or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea; and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of, or business in, any country that is at the time of such funding or facilitation the subject or target of Sanctions, or (iii) in any other manner that will result in a violation by the Company of Sanctions.

(gg)Exchange Act.  The Company is an issuer that is subject to filing requirements under Section 13 or 15(d) of the Exchange Act.  During the twelve-month period prior to the date hereof, the Company has timely and properly filed with the Commission all reports and other documents required to have been filed by it with the Commission pursuant to the Exchange Act and the rules and regulations promulgated under the Exchange Act.

(hh)No Restrictions on Subsidiaries.  Except for any limitation that would not, individually or in the aggregate, have a Material Adverse Effect or would materially adversely affect the Company’s liquidity or working capital, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(ii)Prior Sales.  Except as described in the Time of Sale Information and the Offering Memorandum, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Offering Memorandum, including any sales pursuant to Rule 144A, Regulation D or Regulation S under the Securities Act, other than shares issued pursuant to employee benefit or incentive plans, stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(jj)Rule 144A Eligibility.  On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Time of Sale Information, as of the Time of Sale, and the Offering Memorandum, as of its date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(kk)No Integration.  Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(ll)No General Solicitation.  None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(mm)Securities Law Exemptions.  Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2(b) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(nn)No Manipulation.  The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any manipulation of the price of the Securities.

(oo)Statistical Data.  The statistical and market-related data included in the Time of Sale Information and the Offering Memorandum are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(pp)No Ratings.  There are no securities or preferred stock of or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) in the Exchange Act.

4.Further Agreements of the Company.  The Company covenants and agrees with each Initial Purchaser that:

(a)Delivery of Copies.  The Company will deliver to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representatives may reasonably request.

(b)Offering Memorandum, Amendments or Supplements.  Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, the Company will furnish to the Representatives and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed

Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Representatives reasonably objects.

(c)Additional Written Communications.  Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Company will furnish to the Representatives and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representatives reasonably object.

(d)Notice to the Representatives.  The Company will advise the Representatives promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)Ongoing Compliance of the Offering Memorandum and Time of Sale Information.  (i) If at any time prior to the completion of the initial offering of the Securities (A) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (B) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (or including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law and (ii) if at any time prior to the Closing Date (A) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (B) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading.

(f)Blue Sky Compliance.  The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)Clear Market.  For a period of 75 days after the date of the offering of the Securities, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of Stifel, Nicolaus & Company, Incorporated, other than (A) the Securities to be sold hereunder, (B) any shares of Common Stock of the Company issued upon conversion of the Securities or the Company’s outstanding 2017 Notes, (C) upon the exercise of any security outstanding on the date hereof and disclosed in the Time of Sale Information or pursuant to the Company’s equity incentive plans in effect on the date hereof and disclosed in the Time of Sale Information or (D) transactions under any accelerated share repurchase agreements.

(h)Use of Proceeds.  The Company will apply the net proceeds from the sale of the Securities as described in the Time of Sale Information and the Offering Memorandum under the heading “Use of Proceeds”.

(i)No Manipulation.  The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any manipulation of the price of the Securities and will not take any action prohibited by

Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(j)Underlying Securities.  The Company will reserve and keep available at all times, free of pre-emptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy all obligations to issue the Underlying Securities upon conversion of the Securities.  The Company will use its best efforts to cause the Conversion Shares to be listed on the Exchange.

(k)Supplying Information.  While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities, prospective purchasers of the Securities designated by such holders and securities analysts, in each case upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(l)DTC.  The Company will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through DTC.

(m)No Resales by the Company.  During the period from the Closing Date until one year after the Closing Date or the Additional Closing Date, if applicable, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(n)No Integration.  Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(o)No General Solicitation.  None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers and J. Wood Capital LLC, as to which no covenant is given) will solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(p)The Company shall maintain a program under which its executive officers and directors identified on Annex D hereto may sell shares of Common Stock pursuant to the exemption under clause (F) of the second paragraph of the lock-up agreements described in Section 6(l) hereof. Such program shall be reasonably designed and enforced by the Company to ensure that such officers and directors sell no more than an aggregate of 100,000 shares of Common Stock (the “Lock-up Limit”) during the period that such lock-up agreements are in effect. The Company shall use commercially reasonable efforts

(including issuing stop transfer instructions) to prevent any sales in excess of the Lock-up Limit.

5.Certain Agreements of the Initial Purchasers.  Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (a) the Preliminary Offering Memorandum and the Offering Memorandum, (b) a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Offering Memorandum, (c) any written communication listed on Annex A or prepared pursuant to Section 4(c) above (including any electronic road show), (d) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (e) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Offering Memorandum, which written communication permitted under this clause (e) shall not contain any “issuer information” other than that contained or incorporated by reference in the Preliminary Offering Memorandum or the Offering Memorandum.

6.Conditions of Initial Purchasers’ Obligations.  The obligation of each Initial Purchaser to purchase the Firm Securities on the Closing Date or the Option Securities on the Additional Closing Date, as the case may be as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(b)No Material Adverse Change.  No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(c)Officers’ Certificate.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives (i)

confirming that such officers have carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and (iii) to the effect set forth in paragraph (b) above.

(d)Opinion of General Counsel of the Company.  Joseph T. Ruble, Executive Vice President, General Counsel, Corporate Secretary and Chief Administrative Officer of the Company, shall have furnished to the Representatives his written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C hereto.

(e)Comfort Letters.  On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, KPMG LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Time of Sale Information and the Offering Memorandum; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(f)Opinion and 10b-5 Statement of Counsel for the Company.  Sullivan & Cromwell LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives.

(g)Opinion and 10b-5 Statement of Counsel for the Initial Purchasers.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Davis Polk & Wardwell LLP, counsel for the Initial Purchasers, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h)No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities.

(i)Good Standing.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its Significant Subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(j)DTC.  The Securities shall be eligible for clearance and settlement through DTC.

(k)NASDAQ.  An application for the listing of the Conversion Shares shall have been submitted for listing to The NASDAQ Stock Market LLC.

(l)Lock-up Agreements.  The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the executive officers and directors of the Company set forth on Annex D hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(m)Additional Documents.  On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7.Indemnification and Contribution.

(a)Indemnification of the Initial Purchasers.  The Company agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in subsection (b) below.

(b)Indemnification of the Company.  Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication  or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed upon that the only such information furnished by any Initial Purchaser consists of the following information in each of the Preliminary Offering Memorandum and the Offering Memorandum furnished on behalf of each Initial Purchaser: (i) the information in the last paragraph of the cover page regarding the delivery of the Securities; (ii) the names of the Initial Purchasers on the cover page; (iii) the names of the Initial Purchasers in the table in the first paragraph under the caption “Plan of Distribution”; (iv) the first sentence of the second paragraph under the subcaption “New Issue of Notes”, the third and fourth sentences of the third paragraph under the subcaption “New Issue of Notes” and the first paragraph under the subcaption “Price Stabilization and Short Positions; Repurchase of Common Stock,” in each case under the caption “Plan of Distribution”; (v) the third and fourth sentences of the second paragraph under the subcaption “Transfer Restrictions; Absence of a Public Market for the Notes” under the caption “Summary–The Offering” and (vi) the second and third sentences of the risk factor described under the heading “We cannot assure you that an active trading market will develop for the notes”.

(c)Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred.  Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (A) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (B) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (1) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (2) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)Contribution.  If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities.  The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)Limitation on Liability.  The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the aggregate principal amount of Securities sold by such Initial Purchaser in the offering of the Securities (net of any expense reimbursement paid by such Initial Purchaser pursuant to Section 2(a) hereof) exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)Non-Exclusive Remedies.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.Effectiveness of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.Termination.  This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Securities, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or The Nasdaq Global Select Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

10.Defaulting Initial Purchaser.  (a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms.  If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non‑defaulting Initial Purchasers or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes.  As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b)If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be does not exceed one-eleventh of the aggregate number of Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the number of Securities that such Initial Purchaser agreed to purchase hereunder on such date plus such Initial Purchaser’s pro rata share (based on the number of Securities that such Initial Purchaser agreed to purchase on such date) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c)If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate principal amount of Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Initial Purchasers to purchase Securities on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Initial Purchasers.  Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any non-defaulting Initial Purchaser for damages caused by its default.

11.Payment of Expenses.  Subject to Section 2, (a) whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including any amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Initial Purchasers relating to such blue sky analysis, which are not to exceed $10,000); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related reasonable fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the application for the approval of the Securities for book-entry transfer by DTC; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (x) all expenses and application fees related to the listing of the Conversion Shares on NASDAQ.

(b)If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

12.Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

13.Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Initial Purchasers.

14.Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15.Compliance with USA Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

16.Miscellaneous.

(a)Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Initial Purchasers shall be given to the Representatives as follows: Stifel, Nicolaus & Company, Incorporated at c/o Stifel, Nicolaus & Company, Incorporated, One Montgomery Street, Suite 3700, San Francisco, CA 94104, Attention:  Syndicate Department (fax: (415) 364-2799) or RBC Capital Markets, LLC at c/o RBC Capital Markets, LLC, 200 Vesey Street, New York, New York 10281-8098 (fax: (212) 703-2298), Attention: General Counsel.  Notices to the Company shall be given to it at 9555 Maroon Circle, Englewood, Colorado 80112, Attention: General Counsel (email: Joe.ruble@csgi.com).

(b)Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c)Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(d)Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e)Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(f)Xtract Research LLC.  The Company hereby agrees that the Initial Purchasers may provide copies of the Preliminary Offering Memorandum and the Final Offering Memorandum relating to the offering of the Securities and any other agreements or documents relating thereto, including, without limitation, any trust indentures, to Xtract Research LLC (“Xtract”) following the completion of the offering for inclusion in an online research service sponsored by Xtract, access to which is restricted to “qualified institutional buyers” as defined in Rule 144A under the Securities Act.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

CSG SYSTEMS INTERNATIONAL, INC.
By:	/s/ Randy Wiese
Name:	Randy Wiese
Title:	Chief Financial Officer and
Executive Vice President

Accepted: March 9, 2016

Stifel, Nicolaus & Company, Incorporated

By/s/ Craig DeDomenico___________

Authorized Signatory

rbc capital markets, llc

By/s/ Guy Seebohm_______________

Authorized Signatory

Each for itself and on behalf of the

several Initial Purchasers listed

in Schedule 1 hereto.